Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561-982-4180
or
ICR, Inc.
John Mills
Senior Managing Director
310-954-1105

VITACOST.COM, INC. ANNOUNCES GROUNDBREAKING ON THE EXPANSION OF ITS EAST COAST MANUFACTURING AND DISTRIBUTION FACILIY AND PROVIDES AN UPDATE ON ITS BOARD CANDIDATE SEARCH

BOCA RATON, Fla., May 21, 2010 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, today announced the groundbreaking for the expansion of its east coast manufacturing and distribution facility in Lexington, North Carolina.

The Company will add approximately 113,000 square feet to its existing facility, increasing the total square footage to roughly 225,000.  The Company will equip the facility with new state-of-the-art, A-Frame technology that will allow the Company to double the number of orders processed in its distribution center from approximately 500 per hour currently to 1,000 per hour.  The Company expects to be able to process 1,700 orders per hour at peak utilization.  The state of North Carolina will provide up to $2.5 million in incentives to the Company based on program eligibility.

“We are pleased Vitacost has the opportunity to expand its operations in North Carolina and has qualified for certain state incentive programs,” said Ira Kerker, Vitacost.com’s Chief Executive Officer.  “We have operated in North Carolina since 2008 and greatly appreciate the support of the state.  Our new facility will not only greatly improve our efficiencies over time, but will provide the infrastructure needed to support the continued strong growth we expect to meet the demands of Vitacost’s growing healthy living and wellness customer base in the years to come.”

Separately, on April 29, 2010, the Company announced that it hired the independent executive search and consulting firm, SSA Executive Search International, to assist its Nominating Committee to identify and review the qualifications for several new, independent director candidates which will help diversify the Board and bring additional expertise in the areas of e-commerce, manufacturing, nutraceuticals and overall public company Board experience.  This process is progressing and the Company expects to begin conducting interviews with a number of selected candidates in the next week to 10 days.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs.  Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Additional Information and Where to Find It

In connection with a consent revocation solicitation, Vitacost.com Inc. has filed a preliminary consent revocation statement on Schedule 14A with the Securities and Exchange Commission (the "SEC") on May 21, 2010.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE PROPOSED CONSENT REVOCATION.  The definitive consent revocation statement (when it becomes available) will be mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Vitacost.com Inc. at the SEC's website at www.sec.gov and at the Investor Relations section of our website at www.vitacost.com.  The consent revocation statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from its stockholders in connection with the consent revocation solicitation.  Information about Vitacost.com Inc.'s directors and executive officers is set forth in Vitacost.com Inc.'s preliminary consent revocation statement on Schedule 14A which has been filed with the SEC on May 21, 2010.